                                                                      EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

                                                 Period from
                                               December 8, 1995
                                                      to
                                                July 31, 1996
                                               ----------------
PRIMARY

Net loss                                         $(2,693,123)
                                                 ===========
Weighted average common shares outstanding         5,011,781
                                                 ===========
Net loss per share                               $     (0.54)
                                                 ===========
FULLY DILUTED

Net loss                                         $(2,693,123)
                                                 ===========
Weighted average common shares outstanding         5,011,781
                                                 ===========
Net loss per share                               $     (0.54)
                                                 ===========